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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                               April 26, 1995
              Date of Report (date of earliest event reported)


                       BARRETT BUSINESS SERVICES, INC.
           (Exact name of registrant as specified in its charter)


     Maryland                 0-21886               52-0812977
(State or other          (Commission File         (IRS Employer
jurisdiction of               Number)             Identification
incorporation)                                        Number)


     4724 S.W. Macadam Avenue
     Portland, Oregon                                97201
(Address of principal executive offices)          (Zip Code)


                               (503) 220-0988
            (Registrant's telephone number, including area code)
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Item 5.   Other Events.

          On April 26, 1995, Barrett Business Services, Inc., reported that it expects lower net earnings of approximately $.05 per share for the first quarter of 1995 as compared to $.09 per share for the first quarter of 1994. The reduction in expected net income is attributable to substantially higher workers' compensation expense which more than offsets the benefit of a 45% increase in revenues for the first quarter of 1995 over the comparable 1994 quarter.

          Accompanying this report as Exhibit 99 is a copy of the news release, dated April 26, 1995, in which Barrett Business Services, Inc., reported the foregoing events.
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits
               Exhibit 99 News Release of Barrett Business Services, Inc., dated April 26, 1995.
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                                  SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED:  May 2, 1995           Barrett Business Services, Inc.


                              By:  /s/ Michael D. Mulholland
                                   Michael D. Mulholland
                                   Vice President-Finance
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                                EXHIBIT INDEX


Exhibit

  99      News Release of Barrett Business Services,
          Inc., dated April 26, 1995
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